Exhibit 99.1

1 NAREIT REITWeek November 14-15, 2007

2 Strategic Overview Management Depth National Scope Local Market Focus Key Land Positions GROWTH DRIVERS Strategic Use of Joint Ventures Product and Geographic Diversification Full-Service Development STRATEGY FFO Growth RESULTS Balance Sheet Strength

3 Strategic Plan Key Points Focus on Development Operate on a National Platform Expand Geographically Product Type Diversification Build the Fund and/or Joint Venture Business Actively Manage Balance Sheet

FFO Drivers

5 Components of FFO Year-To December 31 December 31 December 31 December 31 December 31 Date 2002 2003 2004 2005 2006 2007 Wholly Owned Properties $ 459,605 $ 472,763 $ 492,034 $ 488,912 $ 524,398 $ 389,204 Joint Ventures Lease Buyouts Interest and other income Minority Interest Other Property Operations Interest expense Preferred dividends (excludes convertible shares) Net Property Operations Service operations, net Gain on sale of properties, net Gain on land sales Land carry costs Contract development General and administrative Total FFO - Operations Adj. for Carry Value of Pref. Stock & Debt Modification Adjustment for Impairment of Properties Total FFO - Diluted $ 370,774 $ 382,237 $ 387,258 $ 373,903 $ 371,104 $ 285,922 Diluted shares and units Diluted FFO per share $ 2.36 $ 2.45 $ 2.47 $ 2.40 $ 2.48 $ 1.93 147,986 149,393 155,877 157,083 156,144 156,854 - (266) (3,656) (180) (500) (9,438) - (3,995) - (3,645) 2,955 (8,145) 285,922 375,365 377,559 391,083 379,782 388,357 12,670 22,225 21,765 2,166 864 6,173 (27,953) (35,915) (31,219) (29,663) (25,033) (28,514) (1,359) (1,933) (1,207) (567) (1,008) (1,196) (5,238) (6,265) (5,630) (5,400) (4,916) (5,145) 19,184 8,711 15,543 10,144 7,135 4,478 10,191 37,249 19,049 16,489 9,596 21,669 17,845 20,378 25,229 11,163 15,090 14,881 273,252 353,140 355,794 388,917 378,918 382,184 (45,679) (56,419) (46,479) (33,737) (32,331) (40,805) (133,614) (186,506) (143,270) (137,609) (131,506) (118,283) 452,545 596,065 545,543 560,263 542,755 541,272 2,781 4,564 5,964 8,908 7,249 6,806 (168) (804) (1,924) (2,385) - - 12,676 15,142 8,228 6,076 3,618 4,160 14,895 16,157 7,519 15,810 17,525 28,028 33,157 36,608 36,844 39,820 41,600 42,673

Property Operations FFO 6 In millions 95.5% 94.6% 96.4% 93.2% 90.8% 90.4% $- $50 $100 $150 $200 $250 $300 $350 $400 2002 2003 2004 2005 2006 YTD 2007 90% 92% 94% 96% Property Operations % of FFO

7 Held for Sale Pipeline Analysis ($ in thousands) Projected 2002 2003 2004 2005 2006 2007 BOY pipeline 224,303 $ 80,273 $ 71,381 $ 65,738 $ 290,572 $ Starts 46,087 42,103 43,256 317,674 591,105 Dispositions (180,876) (34,347) (52,783) (90,329) (134,605) Other/Reclassified Assets (9,241) (16,647) 3,883 (2,511) 40,095 EOY Pipeline 80,273 $ 71,381 $ 65,738 $ 290,572 $ 787,168 $ Dispositions as a % of BOY Pipeline 81% 43% 74% 137% 46% 25-30% Margins 16.7% 43.5% 37.2% 31.0% 34.3% 17-20% FFO 21,669 $ 9,596 $ 16,489 $ 19,049 $ 37,249 $ - $

8 Land Investment & Disposition Analysis ($ in thousands) Projected 2002 2003 2004 2005 2006 2007 BOY pipeline 363,644 $ 364,901 $ 365,909 $ 443,297 $ 478,672 $ 828,071 $ Cost of Land Sold 10,793 $ 21,734 $ 25,476 $ 39,568 $ 49,506 $ - $ Dispositions as a % of pipeline 3% 6% 7% 9% 10% 12-18% Gains 4,478 $ 7,135 $ 10,119 $ 15,544 $ 8,711 $ - $ Margins 41.5% 32.8% 39.7% 39.3% 17.6% 20-25%

Development Starts & Land Inventory 9 In millions $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2002 2003 2004 2005 2006 YTD 2007 $- $200 $400 $600 $800 $1,000 Development Starts Land Inventory

Development

HFR Development Pipeline $311.4 million $353.7 million $107.7 million Held for Rental (as of September 30, 2007) $772.8 million 9.2% yield 21% leased 11 Suburban Office Bulk Industrial Healthcare

 HFS Development Pipeline $47.7 million $247.9 million $334.9 million Held for Sale – actual and placed in-service (as of September 30, 2007) $1.076 billion (1) 8.5% yield 69% leased $446.0 million (1) Includes $526 million of properties in-service 12 Suburban Office Bulk Industrial Retail Healthcare

Development Starts by Geographic Location 13 Potential Starts Industrial Office Healthcare National BTS Retail Total Starts $1.5-$2.0 billion $600 - $700 million $450 - $600 million $250-$350 million $100-$150 million $100 - $150 million Total number of markets 19 19 Average investment per market $30 - $35 Million $25 - $30 Million Average cost per square foot $40.00-$45.00 $150.00-$160.00 Average sf per market 725,000-775,000 165,000-190,000 Average building size 425,000-475,000 130,000-150,000 Average # of buildings per market 1.5-1.6 1.2-1.3

Capital Funding 14

Balance Sheet Summary * Amounts based upon gross book basis at end of each period 15 43% 9% 48% 45% 10% 45% 44% 12% 44% 47% 12% 41% 56% 13% 31% 56% 12% 32% $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 2002 2003 2004 2005 2006 YTD 2007 Debt Preferred Equity Common Equity

Reasons to Invest in Duke Long-term history of earnings and dividend growth Proven business model that creates value Superior development and construction capabilities Multiple sources of growth including geographic expansion and multiple product types Balance sheet strength Experienced management team Commitment to superior disclosure and corporate governance 16